Exhibit 1.1

Equinix Europe 2 Financing Corporation LLC

3.250% Senior Notes due 2029

4.000% Senior Notes due 2034

fully and unconditionally guaranteed by Equinix, Inc.

Underwriting Agreement

New York, New York

May 12, 2025

Banco Santander, S.A.

BNP PARIBAS

J.P. Morgan Securities plc

The Toronto-Dominion Bank

Citigroup Global Markets Limited

Goldman Sachs & Co. LLC

HSBC Bank plc

Merrill Lynch International

MUFG Securities EMEA plc

RBC Europe Limited

Barclays Bank PLC

Deutsche Bank AG, London Branch

ING Bank N.V. Belgian Branch

Morgan Stanley & Co. International plc

Scotiabank (Ireland) Designated Activity Company

SMBC Bank International plc

Mizuho International plc

PNC Capital Markets LLC

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

c/o Banco Santander, S.A.

BNP PARIBAS

J.P. Morgan Securities plc

The Toronto-Dominion Bank

as Representatives of the several underwriters named in Schedule II hereto

Ladies and Gentlemen:

Equinix Europe 2 Financing Corporation LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Banco Santander, S.A., BNP PARIBAS, J.P. Morgan Securities plc and The Toronto- Dominion Bank (“you” or the “Representatives”) are acting as representatives, the respective amounts set forth in Schedule II hereto opposite such Underwriter’s name of (i) €750,000,000 in aggregate principal amount of the Issuer’s 3.250% Senior Notes due 2029 (the “2029 Notes”) and (ii) €750,000,000 in aggregate principal amount of the Issuer’s 4.000% Senior Notes due 2034 (the “2034 Notes”, and, together with the 2029 Notes, the “Notes”). The Notes are to be issued under that certain indenture, dated as of March 18, 2024, among the Issuer, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), Equinix, Inc., a corporation organized under the laws of Delaware (“Equinix” or the “Guarantor”), and the Issuer (together with the Guarantor, the “Companies,” and each, a “Company”) (the “Base Indenture”), as supplemented by a supplemental indenture with respect to the 2029 Notes (the “2029 Indenture”) and a supplemental indenture with respect to the 2034 Notes, each to be dated as of the Closing Date (the “2034 Indenture” and, together with the 2029 Indenture, the “Supplemental Indentures”; the Supplemental Indentures, together with the Base Indenture, the “Indenture”). Subject to the terms and conditions of the Indenture, the payment of principal of, premium, if any, and interest on the 2029 Notes and the 2034 Notes, respectively, will be fully and unconditionally guaranteed (the “2029 Guarantee” and the “2034 Guarantee”, respectively; the “Guarantees”, collectively; and each, a “Guarantee”) on a senior unsecured basis by the Guarantor. The 2029 Notes and the 2029 Guarantee are herein collectively referred to as the “2029 Securities”; the 2034 Notes and the 2034 Guarantee are herein collectively referred to as the “2034 Securities”; and the 2029 Securities and the 2034 Securities are herein collectively referred to as the “Securities”.

The Securities will initially be issued only in book-entry form and deposited with a common depositary (the “Common Depositary”) for Euroclear and Clearstream (each as defined below). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof. This Underwriting Agreement (this “Agreement”), the Indenture and the Securities are referred to herein collectively as the “Operative Documents.”

1.              Representations and Warranties. The Issuer and the Guarantor, where applicable, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1:

(a)            The Companies meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Companies may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus and/or preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Companies will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Preliminary Prospectus used most recently prior to the Execution Time) as Equinix has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)            On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date, at the Execution Time and at the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Companies makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Companies by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)            (i) The Disclosure Package and (ii) each electronic road show relating to the offering and sale of the Securities, when taken together as a whole with the Disclosure Package, as of the Execution Time and at the Closing Date, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Companies by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)            (i) At the time of filing the Registration Statement by a Company, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time a Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Guarantor was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Companies agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)            (i) At the earliest time after the filing of the Registration Statement that the Companies or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), each of the Companies was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Companies be considered an Ineligible Issuer.

(f)            Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Companies by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)            Each of the Companies has been duly incorporated or organized and is an existing corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and each Company is duly qualified to do business as a foreign business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing in such other jurisdictions would not reasonably be expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse effect on the condition (financial or other), business, properties or results of operations of Equinix and its subsidiaries, taken as a whole.

(h)           As of March  31, 2025, EQUINIX (EMEA) BV, EQUINIX (EMEA) MANAGEMENT, INC., EQUINIX LLC and Equinix Pacific LLC (each, a “Subsidiary” and, together, the “Subsidiaries”) were the direct and indirect subsidiaries of Equinix that are material to the business of Equinix and its subsidiaries taken as a whole. Each of the Subsidiaries has been duly organized and is an existing business entity in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and each Subsidiary is duly qualified to do business as a foreign business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or equity interests, as applicable, of each subsidiary of Equinix have been duly authorized and validly issued and are fully paid and nonassessable. Equinix owns all of the shares of capital stock or equity interests, as applicable, of each subsidiary of Equinix, directly or through subsidiaries, free from liens, encumbrances and defects, except as disclosed in the Disclosure Package and the Final Prospectus. As of March 31, 2025, the Subsidiaries were the only significant subsidiaries of Equinix as defined by Rule 1-02 of Regulation S-X.

(i)            Except as disclosed in the Disclosure Package and the Final Prospectus or as have been validly waived, there are no contracts, agreements or understandings involving any of the Companies granting to any person the right to require any of the Companies to file a registration statement under the Act with respect to any securities of the Companies owned or to be owned by such person or to require any of the Companies to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Companies under the Act.

(j)            The Base Indenture was duly authorized, executed and delivered by the Companies and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Companies in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”)); each Supplemental Indenture has been duly authorized by the Companies and, when executed and delivered by the Companies (assuming due authorization, execution and delivery thereof by the Trustee), will constitute a legal, valid and binding instrument enforceable against the Companies in accordance with its terms subject to the Enforceability Exceptions; the Indenture is qualified under the Trust Indenture Act and complies with the provisions thereof applicable to an indenture that is qualified thereunder; the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer subject to the Enforceability Exceptions and will be entitled to the benefits of the Indenture; and the statements set forth under the heading “Description of Notes” in the Registration Statement, the Disclosure Package and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

(k)            The Guarantees have been duly authorized and, at the Closing Date, will have been duly executed by the Guarantor and, when the Notes have been authenticated, issued and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor, subject to the Enforceability Exceptions and will be entitled to the benefits of the Indenture.

(l)            No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Companies for the consummation of the transactions contemplated by this Agreement and each of the other Operative Documents, except such as have been obtained and made under the Act, the Exchange Act, the Trust Indenture Act, or such as may be obtained under state securities or blue sky laws in connection with the offer and sale of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Final Prospectus.

(m)            The execution and delivery by each of the Companies of this Agreement and each of the other Operative Documents, the performance by each of the Companies of their obligations under this Agreement and each of the other Operative Documents, and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Companies or any of the Subsidiaries or any of their properties, or any agreement or instrument to which the Companies or any such Subsidiary is a party or by which the Companies or any such Subsidiary is bound or to which any of the properties of Equinix or any such Subsidiary is subject (except a breach, violation or default that would not reasonably be expected to have a material adverse effect on the execution and delivery by the Companies of this Agreement and each of the other Operative Documents (other than the Base Indenture), the performance by the Companies of their obligations under this Agreement and each of the other Operative Documents, and the consummation of the transactions contemplated herein and therein), or the charter or by-laws of the Companies or any such Subsidiary.

(n)            This Agreement has been duly authorized, executed and delivered by the Companies.

(o)            Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, Equinix and the Subsidiaries hold title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that are reasonably likely to result in a Material Adverse Effect; and Equinix and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that are reasonably likely to result in a Material Adverse Effect.

(p)            Equinix and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Equinix or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(q)            No labor dispute with the employees of Equinix or any of the Subsidiaries, exists or, to the knowledge of Equinix, is imminent that would reasonably be expected to have a Material Adverse Effect.

(r)            Equinix and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, the “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to Equinix or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s)            Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, none of Equinix or any of the Subsidiaries (A) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), (B) owns leases or operates any real property contaminated with any substance that is subject to any Environmental Laws, (C) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (D) is subject to any claim relating to any Environmental Laws, in each case which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and Equinix is not aware of any pending or threatened investigation which is reasonably expected to lead to such a claim. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would reasonably be expected to have a Material Adverse Effect.

(t)            Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting Equinix or any of the Subsidiaries, or any of their respective properties that, if determined adversely to Equinix or any of the Subsidiaries would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of Equinix to perform its obligations under any Operative Document, or which are otherwise material in the context of the transactions contemplated by any Operative Document; and no such actions, suits or proceedings are threatened or, to Equinix’s knowledge, contemplated.

(u)            The financial statements of Equinix and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly the financial position of Equinix and its consolidated subsidiaries as of the dates shown and their consolidated statements of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein. The summary consolidated financial data set forth in the Disclosure Package, the Final Prospectus and Registration Statement fairly present on the basis stated in the Disclosure Package, the Final Prospectus and the Registration Statement, respectively, the information included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Disclosure Package, the Final Prospectus and the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)            Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus (i) there has not occurred any Material Adverse Effect, or any development or event that would reasonably be expected to involve a prospective Material Adverse Effect, and (ii) there has been no dividend or distribution of any kind declared, paid or made by Equinix on any class of its capital stock.

(w)            None of the Companies or any of the Subsidiaries is currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected except to the extent that such breach or default would not reasonably be expected to have a Material Adverse Effect.

(x)            The documents incorporated by reference into the Disclosure Package and the Final Prospectus, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; and any further such documents incorporated by reference will, when they are filed, conform in all material respects with the requirements of the Exchange Act.

(y)            Equinix and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of Equinix or any such Subsidiary has been refused any insurance coverage sought or applied for; and none of Equinix or any such Subsidiary has any reason to believe, absent a significant change in overall insurance market conditions, that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(z)            PricewaterhouseCoopers, LLP (US), which has certified certain consolidated financial statements of Equinix and its subsidiaries, is the independent registered public accounting firm with respect to Equinix and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Act.

(aa)          Equinix and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Disclosure Package, the Final Prospectus and the Registration Statement is prepared in accordance with the Commission’s rules and guidelines applicable thereto; Equinix’s and the Subsidiaries’ internal controls over financial reporting are effective and Equinix is not aware of any material weakness in their internal controls over financial reporting.

(bb)         None of Equinix or any of its subsidiaries, or, to the knowledge of Equinix, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of Equinix or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anticorruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Equinix and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(cc)          (A) The operations of Equinix and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Equinix or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Equinix or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Equinix, threatened; (B) Equinix and its subsidiaries have instituted and maintained procedures designed to ensure compliance with the Anti-Money Laundering Laws; and (C) Equinix will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for any purpose that would violate Anti-Money Laundering Laws.

(dd)         None of Equinix or any of its subsidiaries, or, to the knowledge of Equinix, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of Equinix or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is Equinix or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including without limitation Crimea, Kherson, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic, and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, Venezuela and Syria (each, a “Sanctioned Country”); and Equinix will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, Equinix and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The representations in this section (cc) shall not apply to, nor are they sought by or given to, any person if and to the extent that the expression of, or compliance with, or receipt or acceptance of, such representation would breach (i) any provision of Council Regulation (EC) No. 2271/96, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or the United Kingdom or (ii) with respect to Deutsche Bank AG, London Branch, Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any similar applicable anti-boycott law or regulation.

(ee)          None of Equinix nor any of the Subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of Equinix to facilitate the sale or resale of the Securities. Except as permitted by the Act and furnished and consented to by the Underwriters prior to distribution, Equinix has not distributed any registration statement, preliminary prospectus, prospectus or other offering material in connection with the offering and sale of the Securities.

(ff)            Equinix is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval system.

(gg)         The Companies are not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

(hh)         The Issuer is a wholly-owned subsidiary of Equinix.

(ii)            Except as disclosed in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between any of the Companies and any person that would give rise to a valid claim against the Companies or any Underwriter for a brokerage commission, finder’s fee or other like payment as a result of the transactions contemplated by this Agreement.

(jj)            On and immediately after the Closing Date, each Company (after giving effect to the issuance and sale of the Securities, and the other transactions related thereto as described in each of the Disclosure Package and the Final Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Disclosure Package and the Final Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(kk)          Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Companies as described in each of the Disclosure Package and Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ll)            Equinix and its directors and officers are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(mm)       Equinix and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with, the operation of the business of Equinix and the subsidiaries as currently conducted, except for such inadequacies or failures to operate and perform as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Equinix and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of all material IT Systems and all information and data processed or stored in connection with their businesses, including all material personal, personally identifiable, sensitive, confidential or regulated information and data (“Protected Data”). For the past two years, there have been no breaches, violations, outages, or unauthorized uses of or accesses to the IT Systems and Protected Data, except for those that have been remedied without material cost or liability or that did not, or are not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. Equinix and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification, except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(nn)       The Companies will use the net proceeds received by it from the issue of the Securities in the manner specified in the Final Prospectus.

Any certificate signed by any officer of the Companies and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Companies, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price (expressed as a percentage of principal amount) set forth in Schedule I hereto with respect to each series of Securities, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto with respect to such series.

3.             Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than ten Business Days after the date of this Agreement as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Issuer shall deliver to the Representatives for the accounts of the several Underwriters through the Common Depositary certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer in immediately available funds of the amount of the purchase price (expressed as a percentage of principal amount) set forth in Schedule I hereto, multiplied by the principal amount set forth in Schedule II hereto, into such account or accounts as Equinix shall specify prior to the Closing Date. Delivery of the Securities shall be made through the facilities of Euroclear and Clearstream unless the Representatives shall otherwise instruct. Certificates for the Securities shall be in such denominations as the Representatives may request not less than two Business Days in advance of the Closing Date and held by the Common Depositary through its nominee for Euroclear and Clearstream, as the Representatives may request.

The Toronto-Dominion Bank or such other Underwriter as the Underwriters may agree to settle the Securities (the “Settlement Bank”) acknowledges that the Securities represented by the global notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third- party beneficiary clause (stipulation pour autrui) with Equinix as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities (i.e. less the commissions and expenses to be deducted from the subscription monies) into the Commissionaire Account on a delivery against payment basis. The Settlement Bank acknowledges that (i) the Securities represented by the global notes shall be held to the order of Equinix as set out above and (ii) the net subscription monies for the Securities received in the Commissionaire Account (i.e. less the commissions and expenses deducted from the subscription monies) will be held on behalf of Equinix until such time as they are transferred to Equinix’s order. The Settlement Bank undertakes that the net subscription monies for the Securities (i.e. less the commissions and expenses deducted from the subscription monies) will be transferred to Equinix’s order promptly following receipt of such monies in the Commissionaire Account. Equinix acknowledges and accepts the benefit of the third-party beneficiary clause (stipulation pour autrui) pursuant to the Belgian/Luxembourg Civil Code in respect of the Commissionaire Account.

Equinix agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, no later than two Business Days prior to the Closing Date.

4.             Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.             Agreements. Each of the Companies and the several Underwriters agree that:

(a)            Prior to the termination of the offering of the Securities, neither of the Companies will file any amendment of the Registration Statement or amendment or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus and the latest Preliminary Prospectus used prior to the Execution Time. Equinix will cause the Final Prospectus, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. Equinix will promptly advise the Representatives (i) when the Final Prospectus, and any amendment or supplement thereto (if required), shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, which amendment shall be in a form approved by the Representatives, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any amendment or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by Equinix of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Equinix will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           The Companies will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)           If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, Equinix will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package in a form approved by the Representatives to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)           If, at any time when a prospectus relating to any series of Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, Equinix promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)           As soon as practicable, Equinix will make generally available to its security holders and to the Representatives an earnings statement or statements of Equinix and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)            The Companies will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g)            The Companies will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Companies be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)           Each Underwriter, severally and not jointly, agrees with the Companies that, unless it has or shall have obtained, as the case may be, the prior written consent of Equinix, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Companies with the Commission or retained by the Companies under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show relating to the offering and sale of the Securities. Any such free writing prospectus consented to by the Representatives or Equinix is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Companies agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including without limitation for the purposes of this Agreement and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)            Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Final Prospectus, whether before or after the time that the Registration Statement becomes effective, the Companies will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(j)            The Companies will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Companies or any affiliate of the Companies), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Companies pursuant to an indenture, or publicly announce an intention to effect any such transaction, until the day after the Closing Date.

(k)            The Companies will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Companies to facilitate the sale or resale of the Securities.

(l)            Except as otherwise agreed in writing between the Companies and the Representatives, the Companies agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (ii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered, including the expenses and fees of the financial printer, in connection with the offering and sale of the Securities; (iii) the registration of the Securities under the Exchange Act; (iv) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonably incurred fees and expenses of counsel for the Underwriters relating to such registration and qualification); (v) the transportation and other expenses incurred by or on behalf of Companies’ representatives (but not the Underwriters) in connection with presentations to prospective purchasers of the Securities; (vi) the fees and expenses of the Companies’ accountants and the fees and expenses of counsel (including local and special counsel) for the Companies; (vii) all expenses and listing fees in connection with the application for the listing of the Securities on NASDAQ, and the admission of the Securities for trading on NASDAQ; (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Companies in connection with approval of the Securities by Euroclear and Clearstream for “book-entry” transfer; and (ix) all other costs and expenses incident to the performance by the Companies of their obligations hereunder and under each of the other Operative Documents.

(m)           The Companies shall use commercially reasonable efforts to list, subject to notice of issuance if applicable, the Securities on the Nasdaq Bond Exchange (“NASDAQ”) for trading on such exchange as promptly as practicable after the date hereof.

(n)            The Companies will use their commercially reasonable efforts to cause and maintain the eligibility of the Securities for clearance and settlement through Euroclear and Clearstream.

(o)            Each Underwriter agrees to pay the portion of any expenses payable by the Underwriters (including fees and disbursements of counsel for the Underwriters) represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”).

6.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Companies contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Companies made in any certificates pursuant to the provisions hereof, to the performance by the Companies of their obligations hereunder and to the following additional conditions:

(a)            The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Companies pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b)            The Representatives shall have received (i) the opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Companies, dated the Closing Date and addressed to the Representatives, to the effect as set forth on Exhibit A hereto, (ii) the opinion of Kurt Pletcher, Esq., the Chief Legal Officer of Equinix, dated the Closing Date and addressed to the Representatives, to the effect set forth on Exhibit B hereto, and (iii) the opinion of Sullivan & Worcester LLP, special tax counsel for the Companies, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c)            The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to matters as the Representatives may reasonably require, and the Companies shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)            The Companies shall have furnished to the Representatives a certificate of the Companies, signed by, in the case of Equinix, the Chairman of the Board or the President and the principal financial or accounting officer of Equinix and, in the case of the Issuer, an authorized signatory, dated the Closing Date, to the effect that:

(i)            the representations and warranties of the Companies in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Companies have complied with all the agreements and satisfied all the conditions on each of their respective parts to be performed or satisfied at or prior to the Closing Date;

(ii)            no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to any of the Companies’ knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or other), business, properties or results of operation of Equinix and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(e)            The Representatives shall have received from PricewaterhouseCoopers, LLP (US), at the Execution Time and at the Closing Date, “comfort” letters (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date and each in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort” letters to underwriters with respect to the financial statements and certain financial information of Equinix and its subsidiaries contained or incorporated by reference in each of the Disclosure Package and the Final Prospectus, confirming that PricewaterhouseCoopers, LLP (US) is an independent registered accounting firm with respect to Equinix and its subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission and the PCAOB; provided that the “comfort” letter delivered on the Closing Date shall use a “cut-off” date no more than two Business Days prior to the Closing Date.

(f)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of Equinix and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g)            Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Companies’ debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)            Prior to the Closing Date, the Companies shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i)            The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Companies in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 2475 Hanover Street, Palo Alto, CA 94304, on the Closing Date.

7.              Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Companies to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Companies will, jointly and severally, reimburse the Underwriters severally through the Representatives on demand for all expenses (including fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.

(a)            The Companies agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to any series of Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Companies will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Companies by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Companies may otherwise have.

(b)            Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Companies, each of their respective directors, each of their respective officers and managers, as applicable, who signs the Registration Statement, and each person who controls the Companies within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Companies to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Companies by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Companies acknowledge that the information contained under the heading “Underwriting” in the Disclosure Package and the Final Prospectus in (x) the paragraph related to stabilization transactions and (y) the sentences relating to risk management and hedging policies of certain Underwriters or their affiliates who have lending relationships with Equinix (for the avoidance of doubt, such sentences begin with the words “Certain of the underwriters or their affiliates routinely hedge,...”) constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Registration Statement, Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonably incurred fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)            In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Companies and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Companies and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Companies and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Companies on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Companies shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them collectively, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Companies on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Companies and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. In no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls either of the Companies within the meaning of either the Act or the Exchange Act, each officer or manager, as applicable, of either of the Companies who shall have signed the Registration Statement and each director of either of the Companies shall have the same rights to contribution as the Companies, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations and not joint.

9.             Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any series of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities with respect to such series set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of such series of Securities set forth opposite the names of all the remaining Underwriters) the Securities with respect to such series which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Companies other than as set forth in the last sentence of Section 11. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Companies and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Companies prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in Equinix’s Common Stock shall have been suspended by the Commission or the NASDAQ Global Select Market or trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by U.S. Federal, New York State, United Kingdom or European Union authorities, (iii) there shall have occurred a material disruption in securities settlement or clearance services in the United States or with respect to the Euroclear or Clearstream systems, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, the United Kingdom or the European Union of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Companies or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or its affiliates or the Companies or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(l), 7, 8 and 21 hereof shall survive the termination or cancellation of this Agreement.

12.            Notices. All communications hereunder will be in writing and effective only on receipt, and, (a) if sent to the Representatives, will be mailed, delivered or telefaxed to the Representatives c/o Banco Santander, S.A., Ciudad Grupo Santander, Avenida de Cantabria s/n, Edificio Encinar, 28660 Boadilla del Monte, Madrid, Spain; BNP PARIBAS, 16, boulevard des Italiens 75009 Paris, France, Attention: Debt Syndicate Desk, email: dl.syndsupportbonds@uk.bnpparibas.com; rafael.ribeiro@us.bnpparibas.com; J.P. Morgan Securities plc, Attention: Head of Debt Syndicate; Head of EMEA Capital Markets Group, Legal, 25 Bank Street, Canary Wharf, London, United Kingdom E14 5JP, email: emea_syndicate@jpmorgan.com; and The Toronto-Dominion Bank, 60 Threadneedle Street, London EC2R 8AP, United Kingdom, Telephone: +44 20 7628 2262, Attention: Head of Syndicate & Origination, email: transactionadvisorygroup@tdsecurities.com; or (b) if sent to the Companies, will be mailed, delivered or telefaxed to the Chief Legal Officer, (650) 598-6913, and confirmed to it at One Lagoon Drive, Redwood City, California 94065, Attention: the Legal Department.

13.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the affiliates, officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.            No Fiduciary Duty. The Companies hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Companies, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Companies and (c) the Companies’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Companies agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Companies on related or other matters). The Companies agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Companies, in connection with such transaction or the process leading thereto.

15.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Companies and the Underwriters, or any of them, with respect to the subject matter hereof.

16.            Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.            Waiver of Jury Trial. The Companies hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.            Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.            Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in the introductory paragraph of this Agreement contained in the Registration Statement at the Execution Time and all documents incorporated by reference therein.

“Business Day” shall mean any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York, The City of London or other place of payment on the notes are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

“Clearstream” shall mean Clearstream Banking S.A.as currently in effect or any successor securities clearing agency.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean the initial date and time that the Registration Statement becomes effective and the date and time that any post-effective amendment or amendments thereto became or become effective prior to completion or termination of the offering of the Securities to the public pursuant thereto.

“Euroclear” shall mean Euroclear Bank SA/NV, or any successor securities clearing agency.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 5:30 P.M. (London time) on May 12, 2025.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time and all documents incorporated by reference therein, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus and any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus and all documents incorporated by reference therein, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits, financial statements, any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended and, in each case, all documents incorporated by reference therein.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

21.            Recognition of the U.S. Special Resolution Regimes.

(i)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)            In the event that any Underwriter that is a Covered Entity or any BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.            Recognition of the U.K. Bail In Clause For Other Liabilities. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any Underwriter subject to the Bail-In Powers of the relevant UK resolution authority (each, a “UK bail-in party”) and the Companies, the Companies acknowledge and accept that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK bail-in party to the Companies under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)            the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of any UK bail-in party or another person, and the issue to or conferral on the Companies of any UK bail-in party of such shares, securities or obligations;

(iii)           the cancellation of the UK Bail-in Liability; and

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

As used in this Section 22:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

23.            Recognition of the E.U. Bail In Clause For Other Liabilities. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any Bail-in Party and the Companies, the Companies acknowledge and accept that a Bail-in Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any Bail-in Liability of a Bail-in Party to the Companies under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the Bail-in Liability or outstanding amounts due thereon;

(ii)            the conversion of all, or a portion, of the Bail-in Liability into shares, other securities or other obligations of a Bail-in Party or another person, and the issue to or conferral on the Companies of such shares, securities or obligations;

(iii)          the cancellation of the Bail-in Liability; and

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 23:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Party” means a party subject to the Bail-in Legislation.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a Bail-in Party.

24.            Co-Manufacturer Agreement

(a)            Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, Banco Santander, S.A. (the “Manufacturer”) understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Disclosure Package and the Final Prospectus in connection with the Securities. The Underwriters and the Companies note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturer and the related information set out in the Disclosure Package and the Final Prospectus in connection with the Securities; and

(b)            Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, each of Banco Santander, S.A., BNP PARIBAS, J.P. Morgan Securities plc and The Toronto-Dominion Bank (each a “UK Manufacturer” and together, the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Disclosure Package and the Final Prospectus in connection with the Securities. The Underwriters and the Companies note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Disclosure Package and the Final Prospectus in connection with the Securities.

25.            Agreement Among Managers. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means The Toronto-Dominion Bank, “Stabilising Manager” means The Toronto-Dominion Bank and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 9 of this Agreement.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Companies and the several Underwriters.

Very truly yours,

Equinix Europe 2 Financing Corporation LLC

By:	/s/ Keith D. Taylor
Name: Keith D. Taylor
Title: Authorized Signatory

Equinix, Inc.

By:	/s/ Keith D. Taylor
Name: Keith D. Taylor
Title: Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified first in Schedule I hereto.

BANCO SANTANDER, S.A.

By:	/s/ Matthias d’Haene
Name: Matthias d’Haene
Title: DCM Executive Director

By:	/s/ Alexis Rohr
Name: Alexis Rohr
Title: DCM Associate

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified first in Schedule I hereto.

BNP PARIBAS

By:	/s/ Vikas Katyal
Name: Vikas Katyal
Title: Authorised Signatory

By:	/s/ Luke Thorne
Name: Luke Thorne
Title: Authorised Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified first in Schedule I hereto.

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

THE TORONTO-DOMINION BANK

By:	/s/ Frances Watson
Name: Frances Watson
Title: Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Abraham Omotoso
Name: Abraham Omotoso
Title: Delegated Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

GOLDMAN SACHS & CO. LLC

By:	/s/ Taylor D. Joss
Name: Taylor D. Joss
Title: Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

HSBC BANK PLC

By:	/s/ Paul Phelps
Name: Paul Phelps
Title: Authorised Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
Name: Angus Reynolds
Title: Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

MUFG SECURITIES EMEA PLC

By:	/s/ Shahd Ibrahim
Name: Shahd Ibrahim
Title: Authorised Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

RBC EUROPE LIMITED

By:	/s/ Elaine S. Murray
Name: Elaine S. Murray
Title: Duly Authorised Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

BARCLAYS BANK PLC

By:	/s/ Emily Wilson
Name: Emily Wilson
Title: Authorised Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Kevin Prior
Name: Kevin Prior
Title: Managing Director

By:	/s/ John Han
Name: John Han
Title: Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

ING BANK N.V. BELGIAN BRANCH

By:	/s/ William de Vreede
Name: William de Vreede
Title: Global Head Legal Wholesale Banking

By:	/s/ Kris Devos
Name: Kris Devos
Title: Global Head of Debt Syndicate

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Kathryn McArdle
Name: Kathryn McArdle
Title: Executive Director

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:	/s/ Nicola Vavasour
Name: Nicola Vavasour
Title: Chief Executive Officer

By:	/s/ Pauline Donohoe
Name: Pauline Donohoe
Title: Head of CM

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

SMBC BANK INTERNATIONAL PLC

By:	/s/ Marko Milos
Name: Marko Milos
Title: Authorised Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

MIZUHO INTERNATIONAL PLC

By:	/s/ Manabu Shibuya
Name: Manabu Shibuya
Title: Authorised Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

PNC CAPITAL MARKETS LLC

By:	/s/ Mitchell O’Shell
Name: Mitchell O’Shell
Title: Senior Associate

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

STANDARD CHARTERED BANK

By:	/s/ Patrick Dupont-Liot
Name: Patrick Dupont-Liot
Title: Managing Director, Debt Capital Markets

The foregoing Agreement is hereby
confirmed and accepted as of the

date specified first in Schedule I hereto.

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Emily Hartley
Name: Emily Hartley
Title: Director

SCHEDULE I

Underwriting Agreement dated May 12, 2025

Registration Statement Nos. 333-275203 and 333-275203-01

Representatives: Banco Santander, S.A., BNP PARIBAS, J.P. Morgan Securities plc and The Toronto-Dominion Bank

Title, Purchase Price and Description of the 2029 Notes:

Title: 3.250% Senior Notes due 2029

Principal amount: €750,000,000

Purchase price (include accrued interest or amortization, if any): 99.517%

Sinking fund provisions: None

Redemption provisions: As set forth in the Disclosure Package

Other provisions: As set forth in the Disclosure Package

Title, Purchase Price and Description of the 2034 Notes:

Title: 4.000% Senior Notes due 2034

Principal amount: €750,000,000

Purchase price (include accrued interest or amortization, if any): 99.004%

Sinking fund provisions: None

Redemption provisions: As set forth in the Disclosure Package

Other provisions: As set forth in the Disclosure Package

Closing Date, Time and Location:	May 19, 2025 at 9:00 a.m. London time at Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304

Type of Offering: Non-delayed

Modification of items to be covered by the letter from PricewaterhouseCoopers, LLP (US) delivered pursuant to Section 6(e) at the Execution Time: None.

Schedule I - 1

SCHEDULE II

Underwriters	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2034 Notes to be Purchased
Banco Santander, S.A.	€93,750,000	€93,750,000
BNP PARIBAS	€93,750,000	€93,750,000
J.P. Morgan Securities plc	€93,750,000	€93,750,000
The Toronto-Dominion Bank	€93,750,000	€93,750,000
Citigroup Global Markets Limited	€30,000,000	€30,000,000
Goldman Sachs & Co. LLC	€30,000,000	€30,000,000
HSBC Bank plc	€30,000,000	€30,000,000
Merrill Lynch International	€30,000,000	€30,000,000
MUFG Securities EMEA plc	€30,000,000	€30,000,000
RBC Europe Limited	€30,000,000	€30,000,000
Barclays Bank PLC	€22,500,000	€22,500,000
Deutsche Bank AG, London Branch	€22,500,000	€22,500,000
ING Bank N.V. Belgian Branch	€22,500,000	€22,500,000
Morgan Stanley & Co. International plc	€22,500,000	€22,500,000
Scotiabank (Ireland) Designated Activity Company	€22,500,000	€22,500,000
SMBC Bank International plc	€22,500,000	€22,500,000
Mizuho International plc	€15,000,000	€15,000,000
PNC Capital Markets LLC	€15,000,000	€15,000,000
Standard Chartered Bank	€15,000,000	€15,000,000
U.S. Bancorp Investments, Inc.	€15,000,000	€15,000,000
Total	€750,000,000	€750,000,000

Schedule II - 1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package (1) Final Term Sheet as set forth in Schedule IV.

Schedule III - 1

SCHEDULE IV

[See attached Final Term Sheet]

Schedule IV - 1

ISSUER FREE WRITING PROSPECTUS
(RELATING TO PRELIMINARY PROSPECTUS
SUPPLEMENT DATED MAY 12, 2025) FILED
PURSUANT TO RULE 433 REGISTRATION
NUMBERS 333-275203 AND 333-275203-01

Equinix Europe 2 Financing Corporation LLC

€750,000,000 of 3.250% Senior Notes due 2029 (the “2029 Notes”)

€750,000,000 of 4.000% Senior Notes due 2034 (the “2034 Notes”)

(collectively, the “Notes”)

This Final Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Final Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Preliminary Prospectus Supplement.

Issuer:	Equinix Europe 2 Financing Corporation LLC (the “Issuer”)

Issuer LEI:	254900FSZR46BPMCKI50

Guarantor:	Equinix,Inc.

Guarantor LEI:	549300EVUN2BTLJ3GT74

Ratings*:	Moody’s: Baa2 (positive) S&P: BBB (stable) Fitch: BBB+ (stable)

Principal Amount:	€750,000,000 of the 2029 Notes €750,000,000 of the 2034 Notes

Coupon (Interest Rate):	2029 Notes: 3.250% per annum 2034 Notes: 4.000% per annum

Yield to Maturity:	2029 Notes: 3.286% 2034 Notes: 4.077%

Benchmark Bund:	2029 Notes: OBL 2.100% due April 12, 2029 2034 Notes: DBR 2.200% due February 15, 2034

Benchmark Bund Price and Yield:	2029 Notes: 99.960; 2.110% 2034 Notes: 97.140; 2.568%

Spread to Benchmark Bund:	2029 Notes: +117.6 bps 2034 Notes: +150.9 bps

Mid-Swap Yield:	2029 Notes: 2.216% 2034 Notes: 2.527%

Spread to Mid-Swap Yield:	2029 Notes: +107 bps 2034 Notes: +155 bps

Scheduled Maturity Date:	2029 Notes: May 19, 2029 2034 Notes: May 19, 2034

Public Offering Price:	2029 Notes: 99.867% plus accrued interest, if any, from May 19, 2025 2034 Notes: 99.429% plus accrued interest, if any, from May 19, 2025

Gross Proceeds to Issuer before Estimated Expenses:	2029 Notes: €749,002,500 2034 Notes: €745,717,500

Interest Payment Date:	2029 Notes: May 19 of each year, commencing on May 19, 2026 2034 Notes: May 19 of each year, commencing on May 19, 2026

Interest Record Date:	2029 Notes: May 4 of each year 2034 Notes: May 4 of each year

Optional Redemption:	2029 Notes:

Prior to April 19, 2029, the 2029 Notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to the sum of (1) one hundred percent (100%) of the principal amount of the 2029 Notes being redeemed plus accrued and unpaid interest up to, but not including, the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (2) a make-whole premium equal to the excess, if any, of (i) the aggregate present value as of the date of such redemption of each euro of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such euro if such redemption had been made on April 19, 2029 (assuming the 2029 Notes matured on such date), in each case determined by discounting to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate, plus 20 basis points; over (ii) the principal amount of such 2029 Note.

On or after April 19, 2029, the 2029 Notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to 100.000% of the principal amount of the 2029 Notes, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

2034 Notes:

Prior to February 19, 2034, the 2034 Notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to the sum of (1) one hundred percent (100%) of the principal amount of the 2034 Notes being redeemed plus accrued and unpaid interest up to, but not including, the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (2) a make-whole premium equal to the excess, if any, of (i) the aggregate present value as of the date of such redemption of each euro of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such euro if such redemption had been made on February 19, 2034 (assuming the 2034 Notes matured on such date), in each case determined by discounting to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate, plus 25 basis points; over (ii) the principal amount of such 2034 Note.

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On or after February 19, 2034, the 2034 Notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to 100.000% of the principal amount of the 2034 Notes, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the applicable series of Notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Issuer.

Common Code:	2029 Notes: 307359634 2034 Notes: 307359677

ISIN:	2029 Notes: XS3073596341 2034 Notes: XS3073596770

Distribution:	SEC Registered (Registration Nos. 333-275203 and 333- 275203-01)

MiFID II Product Governance:	Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels).

UK MiFIR Product Governance:	Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels).

PRIIPs:	No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or in the UK.

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Listing:	The Issuer will apply, following the completion of the offering of the Notes, to have each series of Notes listed on the Nasdaq Bond Exchange (“NASDAQ”) and expects trading in the Notes on NASDAQ to begin within 30 days after the original issue date.

Trade Date:	May 12, 2025

Settlement Date:	It is expected that delivery of each series of Notes will be made against payment thereof on or about May 19, 2025, which is the fifth New York business day and fifth London business day following the date of pricing of the Notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day immediately preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle on May 19, 2025, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors

Settlement and Trading:	Through the facilities of Euroclear Bank SA/NV and Clearstream Banking, société anonyme, Luxembourg.

Use of Proceeds:	As set forth in the Preliminary Prospectus Supplement.

Redemption Upon a Tax Event:	In the event of certain developments affecting taxation, the Notes of any series may be redeemed in whole, but not in part, at any time at the option of the Issuer, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, and any Additional Amounts then due and which will become due on the Notes of the applicable series on the redemption date, subject to the rights of holders of record of the applicable series of Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof.

Day Count Convention:	ACTUAL/ACTUAL (ICMA)

Stabilization:	Relevant stabilization regulations apply (including FCA/ICMA)

Denominations:	Minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Joint Global Coordinators and Joint Book- Running Managers:	Banco Santander, S.A. BNP PARIBAS J.P. Morgan Securities plc The Toronto-Dominion Bank

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Book-Running Managers:	Citigroup Global Markets Limited Goldman Sachs& Co. LLC HSBC Bank plc Merrill Lynch International MUFG Securities EMEA plc RBC Europe Limited

Co- Managers:	Barclays Bank PLC
Deutsche Bank AG, London Branch
ING Bank N.V. Belgian Branch
Morgan Stanley& Co. International plc
Scotiabank (Ireland) Designated Activity Company
SMBC Bank International plc
Mizuho International plc
PNC Capital Markets LLC
Standard Chartered Bank
U.S. Bancorp Investments,Inc.

*An explanation of the significance of ratings may be obtained from the ratings agencies. Generally, ratings agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to review, revision, supervision, reduction or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch. Each of the security ratings above should be evaluated independently of any other security rating.

MIFID II AND UK MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ELIGIBLE COUNTERPARTIES ONLY TARGET MARKET / NO PRIIPs KID OR UK PRIIPs KID — Manufacturer target market is eligible counterparties and professional clients only (all distribution channels). No key information document (“KID”) under Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) or the PRIIPS Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK PRIIPs Regulation”) has been prepared as the Notes are not available to retail investors in the European Economic Area (the “EEA”) or the United Kingdom (“UK”).

In the EEA, the Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently, no KID required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

In the UK, the Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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In the UK, this document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer or the Guarantor has filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Banco Santander, S.A. at +34-91-257-2029; BNP PARIBAS at +1 (800) 854- 5674, J.P. Morgan Securities plc (for non-U.S. investors) at +44-20 7134-2468; or J.P. Morgan Securities LLC (for U.S. investors) at (212) 834-4533 (call collect); or The Toronto-Dominion Bank at +44 20 7628 2262.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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